UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 26, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01	Transfer of Listing

(d) Transfer of Listing

On October 26, 2011 the Company notified the NASDAQ Capital Market of its intention to voluntarily delist its common stock from the NASDAQ Capital Market and to list it on the OTCQX U.S. Premier (OTCQX) market, operated by OTC Markets, Inc. (OTCM-QX). The Company will remain a reporting company under the Securities Exchange Act of 1934, as amended.

Item 9.01(c)	Exhibits

99.1
Press Release announcing the Company’s intention to voluntarily delist its common stock from the NASDAQ Capital Market and to list it on the OTCQX U.S. Premier (OTCQX) market, operated by OTC Markets, Inc. (OTCM-QX), issued October 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: October 26, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer